Exhibit 3.1

CERTIFICATE OF FORMATION

OF

PNM ENERGY TRANSITION BOND COMPANY I, LLC

This Certificate of Formation of PNM Energy Transition Bond Company I, LLC (the “LLC”), dated as of August 25, 2023, is being duly executed and filed by Henry E. Monroy, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is PNM Energy Transition Bond Company I, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Henry E. Monroy
Name:	Henry E. Monroy
Title:	Authorized Person